                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to _ 240.14a-11(c) or _ 240.14a-12

                             THE ALPINE GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

                             THE ALPINE GROUP, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     4) Proposed aggregate value of transaction:
        ------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                               Page 1 of 23 Pages

                             THE ALPINE GROUP, INC.
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412

                                                                October 13, 1995

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of The Alpine Group, Inc. (the "Company"), a Delaware corporation, to be held on Thursday, November 16, 1995 at 11:00 a.m. local time at the McGraw-Hill Conference Center, 1221 Avenue of the Americas, New York, New York.

    At this meeting, you will be asked to consider and vote upon the election of six directors of the Company, the approval and adoption of an amendment to the Company's 1984 Restricted Stock Plan increasing the maximum number of shares of the Company's Common Stock available thereunder for issuance from 350,000 to 600,000 shares, the approval and adoption of the Company's 1994 Employee Stock Purchase Plan providing for the issuance of up to 500,000 shares of the Company's Common Stock and the ratification of the appointment of Arthur Andersen LLP as the Company's independent certified public accountants.

    YOUR VOTE IS IMPORTANT. The Board of Directors appreciates and encourages stockholder participation in the Company's affairs and cordially invites you to attend the meeting in person. It is important in any event that your shares be represented and we ask that you sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience.

    We sincerely thank you for your support.

                                          Very truly yours,
                                          Steven S. Elbaum
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                             THE ALPINE GROUP, INC.
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 16, 1995

To the Stockholders of The Alpine Group, Inc.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Alpine Group, Inc. (the "Company"), a Delaware corporation, will be held on November 16, 1995 at 11:00 a.m. local time at the McGraw-Hill Conference Center, 1221 Avenue of the Americas, New York, New York, for the purposes of considering and voting upon the following matters, as more fully described in the attached Proxy
Statement:

        1.  To elect six directors of the Company;

        2. To approve and adopt an amendment to the Company's 1984 Restricted Stock Plan increasing the maximum number of shares of the Company's Common Stock available thereunder for issuance from 350,000 to 600,000 shares;

        3. To approve and adopt the Company's 1994 Employee Stock Purchase Plan providing for the issuance of up to 500,000 shares of the Company's Common Stock thereunder;

        4. To ratify the appointment of Arthur Andersen LLP as the independent certified public accountants of the Company; and

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on October 10, 1995 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors,
                                          Bragi F. Schut
                                          SECRETARY

October 13, 1995

        YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT.

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE MARK, DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENVELOPE ENCLOSED (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) SO THAT YOUR VOTE CAN BE RECORDED.

                             THE ALPINE GROUP, INC.
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 16, 1995

    This Proxy Statement is being furnished to the stockholders of The Alpine Group, Inc. (the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Company, for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. local time on November 16, 1995 at the McGraw-Hill Conference Center, 1221 Avenue of the Americas, New York, New York, and at any and all adjournments or postponements thereof.

    The stockholders of record at the close of business on October 10, 1995 will be entitled to receive notice of and to vote at the meeting and any adjournments or postponements thereof. As of October 10, 1995, there were issued and outstanding 18,227,377 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), 1,750 shares of the Company's 9% Cumulative Convertible Senior Preferred Stock, par value $1.00 per share (the "9% Preferred Stock"), and 281,380 shares of the Company's 8% Cumulative Convertible Senior Preferred Stock, par value $1.00 per share (the "8% Preferred Stock"), the only classes of voting securities outstanding. The stockholders of record will be entitled to one vote for each share of Common Stock, 100 votes for each share of 9% Preferred Stock and 6.45 votes for each share of 8% Preferred Stock registered in his or her name on the record date. The holders of the Common Stock, the 9% Preferred Stock and the 8% Preferred Stock will vote together as a class on all matters presented at the meeting. A majority of all the outstanding shares of the Common Stock constitutes a quorum and is required to be present in person or by proxy to conduct business at the meeting.

    Stockholders may revoke the authority granted by their execution of proxies at any time prior to their use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made by telephone or telegram by the officers or regular employees of the Company (who will not be specifically compensated for such services). The Company may also enlist the aid of brokerage houses or the Company's transfer agent in soliciting proxies, and the Company will reimburse them for their reasonable expenses. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. This proxy statement and accompanying form of proxy are being mailed to stockholders on or about October 13, 1995.

    Shares of the Common Stock, the 9% Preferred Stock and the 8% Preferred Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them in favor of the six nominees named herein for election as directors, in favor of the amendment to the 1984 Restricted Stock Plan, in favor of the adoption of the 1994 Employee Stock Purchase Plan and in favor of the ratification of the appointment of Arthur Andersen LLP as the independent certified public accountants of the Company. The Board of Directors does not know of any other matters which may be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

    If a quorum is present at the meeting, those nominees receiving a plurality of the votes cast will be elected as directors. The affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Company's 1984 Restricted Stock Plan, to approve the adoption of the

Company's 1994 Employee Stock Purchase Plan and to ratify the appointment of Arthur Andersen LLP as the independent certified public accountants of the Company. Abstentions from voting on a proposal will have the effect of a "no" vote. Broker non-votes are not considered shares present, are not entitled to vote and therefore will not affect the outcome of the vote on a proposal.

                   BENEFICIAL OWNERSHIP OF VOTING SECURITIES

    The following table contains information as of October 10, 1995 regarding the number of shares of the Common Stock, the 9% Preferred Stock and the 8% Preferred Stock beneficially owned by persons known to the Company to have beneficial ownership of more than five percent thereof and by the directors and executive officers of the Company. The information contained herein is based on information provided by such beneficial holders to the Company.

                                                     COMMON STOCK             9% PREFERRED STOCK        8% PREFERRED STOCK
                                             ----------------------------  -------------------------  -----------------------
                                                 NUMBER         PERCENT      NUMBER       PERCENT      NUMBER      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER            OF SHARES      OF CLASS     OF SHARES     OF CLASS    OF SHARES    OF CLASS
-------------------------------------------  ---------------  -----------  -----------  ------------  ---------  ------------
Steven S. Elbaum ..........................     1,675,991(1)       8.75%       --            --              99       *
 1790 Broadway
 New York, NY 10019-1412
Hermes Imperial Investments, L.P. .             1,424,231          7.44%       --            --         160,000        56.9%
 237 Park Avenue
 Ninth Floor
 New York, NY 10017
Herbert T. Kerr ...........................        --             --           --            --          35,905        12.8%
 Pamtom Farm
 Vaughn Road
 Hudson Falls, NY 12839
Financial Strategic Portfolios, Inc. .             --             --            1,000         57.1%      --           --
 Technology Portfolio
 7800 E. Union Avenue
 Denver, CO 80237
Connecticut Innovations, Inc ..............        --             --              500         22.6%      --           --
 845 Brook Street Rocky Hill, CT 06067
Patrick W. Allender .......................        --             --              250         14.3%      --           --
 5 Holly Leaf Court
 Bethesda, MD 20817
Kenneth G. Byers, Jr.......................       526,963(2)       2.75%       --            --          --           --
Ernest C. Janson, Jr.......................        26,000          *           --            --          --           --
Randolph Harrison..........................        55,877          *           --            --          --           --
Bragi F. Schut.............................       506,042(3)       2.6 %       --            --          --           --
James R. Kanely............................       392,689(4)       2.1 %       --            --          --           --
John C. Jansing............................       201,836(5)       1.1 %       --            --          --           --
Gene E. Lewis..............................        47,180(6)       *           --            --              99       *
David S. Aldridge..........................       145,412(7)       *           --            --          --           --
All directors and executive officers as a
 group.....................................     3,577,900(8)      19.0 %       --            --              99       *

------------------------
*Less than one percent

(1) Includes (i) 469,774 shares issuable upon exercise of certain stock options,
    (ii) 1,262 shares owned by Mr. Elbaum's wife as custodian for their minor son and (iii) 24,847 shares of restricted stock granted subject to approval by the stockholders of the amendment to the Company's 1984 Restricted Stock Plan, as set forth in Proposal II hereof.

(2) Includes 361 shares held by Mr. Byers' wife, with respect to which shares Mr. Byers disclaims beneficial ownership.

(3) Includes (i) 179,979 shares issuable upon exercise of certain stock options,
    (ii) 11,316 shares currently issuable upon conversion of the Company's Convertible Senior Subordinated Notes held by Mr. Schut, (iii) 950 shares owned by Mr. Schut's wife and (iv) 2,303 shares owned by Mr. Schut as custodian for his minor son.

(4) Includes 119,613 shares issuable upon exercise of certain stock options.

(5) Includes 30,503 shares issuable upon exercise of certain stock options.

(6) Includes 43,114 shares issuable upon exercise of certain stock options.

(7) Includes (i) 66,574 shares issuable upon exercise of certain stock options and (ii) 8,342 shares of restricted stock granted subject to approval by the stockholders of the amendment to the Company's 1984 Restricted Stock Plan, as set forth in Proposal II hereof.

(8) Includes (i) 909,757 shares issuable upon exercise of certain stock options,
    (ii) 11,316 shares currently issuable upon conversion of the Company's Convertible Senior Subordinated Notes, (iii) 3,926 shares with respect to which the officers and directors disclaim beneficial ownership and (iv) 33,189 shares of restricted stock granted subject to approval by the stockholders of the amendment to the Company's 1984 Restricted Stock Plan, as set forth in Proposal II hereof.

                       PROPOSAL I: ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of three classes of directors, with terms expiring in successive years. Three current directors, Kenneth G. Byers, Jr., Randolph Harrison and Ernest C. Janson, Jr., have been nominated for reelection with terms to expire in 1997 and three current directors, Steven S. Elbaum, James R. Kanely and Bragi F. Schut have been nominated for reelection with terms to expire in 1998. The terms of the remaining two current directors, John C. Jansing and Gene E. Lewis, expire in 1996.

    It is the intention of each of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of each of the six nominees. In case any of the nominees are unable or decline to serve, such persons named in the accompanying form of proxy reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board in his stead or, if no other person is nominated, to vote such shares only for the remaining nominees. The Board has no reason to believe that any person named will be unable or will decline to serve.

INFORMATION WITH RESPECT TO NOMINEES AND CONTINUING DIRECTORS

                                        YEAR FIRST
                                          ELECTED                          POSITION WITH THE COMPANY
          NAME                 AGE       DIRECTOR                        AND OTHER BUSINESS EXPERIENCE
-------------------------      ---      -----------  ----------------------------------------------------------------------
Kenneth G. Byers, Jr               52         1993   President  and  sole  shareholder  of  Byers  Engineering  Company,  a telecommunications  technical services  firm, for more  than the past five years. He served  as a director of  Superior TeleTec Inc.  until its merger with and into the Company in November 1993.
Steven S. Elbaum                   46         1980   Chairman  of the Board of Directors and Chief Executive Officer of the
                                                      Company since 1984. He is also a director of Brandon Systems, Inc.

                                        YEAR FIRST
                                          ELECTED                          POSITION WITH THE COMPANY
          NAME                 AGE       DIRECTOR                        AND OTHER BUSINESS EXPERIENCE
-------------------------      ---      -----------  ----------------------------------------------------------------------
Randolph Harrison                  63         1980   A private investor and consultant to Poten & Partners, Inc., an energy and shipping industry consulting firm,  where he was President  prior to 1985.
John C. Jansing                    69         1978   Chairman  of  The  Independent  Election  Corporation  of  America,  a
                                                      shareholder proxy tabulating firm, from 1976 to 1992 and currently  a director  of Vestaur Securities, Inc. and fourteen Lord Abbett mutual funds.
Ernest C. Janson, Jr               72         1987   A partner with Coopers & Lybrand, certified public accountants,  until his retirement in 1985.
James R. Kanely                    54         1993   President  and Chief Operating  Officer of the  Company since November
                                                      1993. Prior thereto he was Chairman of the Board, President and Chief
                                                      Executive Officer of Superior TeleTec Inc. until its merger with  and into the Company in November 1993.
Gene E. Lewis                      67         1992   Chairman  and Chief  Executive Officer  of Novecon  Technologies, L.P.
                                                      since 1994, a consultant to  various health care and venture  capital companies  from 1989 to  1994. He is currently  a director of EDITEK,
                                                      Inc.
Bragi F. Schut                     54         1983   Executive Vice President of the Company since 1986.

BOARD AND COMMITTEE MEETINGS

    During the fiscal year ended April 30, 1995, the Board held five meetings. All members of the Board attended at least 75% of the meetings of the Board and meetings of any committees of the Board on which he served that were held during the time he served.

    The Board of Directors has an Executive Committee and standing Compensation and Audit Committees.

    The present members of the Executive Committee are Messrs. Elbaum (who serves as Chairman), Jansing, Kanely and Schut. The Executive Committee exercises all authority of the Board of Directors in the management of the Company, subject to certain limitations imposed by the General Corporation Law of the State of Delaware.

    The present members of the Compensation Committee are Messrs. Harrison, Jansing and Janson. The principal functions of the Compensation Committee are to administer the Company's 1987 Long-Term Equity Incentive Plan and 1984
Restricted Stock Plan and, on behalf of the Board of Directors, to review current and proposed employment arrangements with existing and prospective senior management employees and to review and determine matters pertaining to base and incentive compensation for the Chief Executive Officer and other senior management employees. The Compensation Committee is advised periodically by Hewitt Associates, a nationally recognized, independent compensation and benefits consulting firm. During the fiscal year ended April 30, 1995, the Compensation Committee had two meetings.

    The present members of the Audit Committee are Messrs. Byers, Janson and Lewis. The Audit Committee's principal functions are to review the Company's annual and periodic financial statements, to examine and consider matters relating to the administration and audit of the Company's accounts and its financial affairs, to recommend the employment of outside auditors and to meet with the Company's personnel as it deems appropriate to carry out its functions. The Audit Committee met twice during the fiscal year ended April 30, 1995.

VOTE REQUIRED

    THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF THE COMMON STOCK, THE 9% PREFERRED STOCK AND THE 8% PREFERRED STOCK VOTE FOR THE SIX NOMINEES LISTED ABOVE. Their election will require a plurality of the votes cast by holders of the Common Stock, the 9% Preferred Stock and the 8% Preferred Stock present in person or represented by proxy and entitled to vote, voting together as a single class.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    Set forth below is certain information regarding the executive officers of the Company.

        NAME               AGE                             POSITION WITH THE COMPANY
---------------------      ---      -----------------------------------------------------------------------
Steven S. Elbaum               46   Chairman  of the Board  of Directors and  Chief Executive Officer since
                                     1984
James R. Kanely                54   President and  Chief  Operating  Officer  since  November  1993.  Prior thereto  he was Chairman  of the Board,  President and Chief Executive
                                     Officer of Superior  TeleTec Inc. until  its merger with  an into  the
                                     Company in November 1993.
Bragi F. Schut                 54   Executive Vice President since 1986
David S. Aldridge              41   Chief Financial Officer since November 1993 and Treasurer since January
                                     1994. Prior thereto he was Chief Financial Officer of Superior TeleTec
                                     Inc. until its merger with and into the Company in November 1993.

EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to compensation awarded to, earned by or paid during each of the Company's three fiscal years ended April 30, 1995 to the Company's Chief Executive Officer and to each of the most highly compensated executive officers of the Company other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                   ANNUAL COMPENSATION (1)              COMPENSATION AWARDS
                                           ----------------------------------------   ------------------------
                                            FISCAL                                     RESTRICTED     OPTION
       NAME AND PRINCIPAL POSITION           YEAR         SALARY           BONUS        STOCK (3)     SHARES    OTHER (4)
-----------------------------------------  ---------    -----------     -----------   -------------  ---------  ---------
Steven S. Elbaum                                1995    $   275,000     $   175,000(2)      --          --      $   7,370
 Chairman and Chief Executive Officer           1994        256,785         125,000   $   1,350,000     30,000      6,560
                                                1993        200,483         107,640        --           80,000     --
James R. Kanely                                 1995        252,684         150,000        --           --         64,475
 President and Chief Operating Officer          1994        116,081(5)       57,292         270,000    100,000     45,079
Bragi F. Schut                                  1995        172,000          75,000(2)      --          --         29,115
 Executive Vice President and Secretary         1994        165,532          60,000         250,000     15,000     15,772
                                                1993        144,965          55,000        --           50,000      3,349
David S. Aldridge                               1995        153,718          60,000(2)      --          --         55,813
 Chief Financial Officer                        1994         69,927(5)       30,000         342,500     50,000      4,133
Alan J. Nickerson (6)                           1995        151,000          52,851        --           --          4,620
 Senior Vice President                          1994        144,752          40,000         275,000     60,000      5,048
                                                1993        125,655          37,564        --           50,000      2,876

------------------------
(1) The aggregate dollar value of all perquisites and other personal benefits, securities or property awarded to, earned by or paid to any of the named individuals did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus set forth for such individual during any of the last three fiscal years.

(2) Fiscal 1995 bonus amounts included in the above table represents 50 percent of the bonus amount approved by the Compensation Committee in respect of fiscal 1995. The balance of the approved amount was paid in fiscal 1996 upon completion of the Company's acquisition of the U.S. and Canadian copper wire and cable business of Alcatel N.A. Cable Systems, Inc. and Alcatel Canada Wire, Inc.

(3) The dollar value set forth is based on the closing price per share for the Common Stock on the respective dates of grant, $10.00 per share on September 8, 1993, $9.00 per share on November 10, 1993 and $7.00 per share on April 12, 1994. The aggregate number of shares of restricted stock held by each of the named individuals at April 30, 1995 (all of which were granted during fiscal 1994), the value of those holdings and the vesting schedule for continued service are as set forth below. The number of shares set forth for Messrs. Elbaum, Aldridge and Nickerson includes 24,847 shares, 8,342 shares and 5,324 shares, respectively, that have been granted subject to approval by the stockholders of an amendment to the Company's 1984 Restricted Stock Plan as set forth in Proposal II hereof.

                                         STEVEN S.    JAMES R.     BRAGI F.     DAVID S.      ALAN J.
                                          ELBAUM       KANELY        SCHUT      ALDRIDGE     NICKERSON
                                        -----------  -----------  -----------  -----------  -----------
Number of shares......................      150,000       30,000       25,000       41,786       30,714
Value at April 30, 1995...............  $   731,250  $   146,250  $   121,875  $   203,707  $   149,730
Number of shares vesting in
  1995................................       35,000        7,500        6,250        9,607        7,143
  1996................................       35,000        7,500        6,250        9,607        7,143
  1997................................       35,000        7,500        6,250        9,607        7,143
  1998................................       10,000      --           --             3,357        2,142
  1999................................      --           --           --           --           --

(4) The amounts set forth include (i) matching contributions made by the Company under defined contribution plans of its subsidiaries, (ii) amounts accrued under an unfunded, nonqualified defined benefit plan for the payment of future annuities to Messrs. Kanely and Aldridge ($23,994 and $4,133, respectively) and (iii), with respect to Messrs. Kanely and Schut, the net present value of the vested portion ($20,385 and $11,103, respectively) of an annuity the Company has agreed to pay to each individual in 15 equal annual installments ($34,700 and $18,900, respectively) starting when each individual reaches the age of 60, (iv) with respect to Messrs. Kanely and Aldridge ($22,653.95 and $39,345.20 respectively), a payment pursuant to their employment agreements for federal tax consequences upon vesting of certain restricted stock grants.

(5) The amounts set forth do not include amounts awarded to, earned by or paid to Messrs. Kanely and Aldridge as executives of Superior TeleTec Inc. prior to its merger with and into the Company on November 10, 1993.

(6) Alan J. Nickerson served as a Senior Vice President until June 1995.

             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table presents information for the individuals named above as to the exercise of stock options during the fiscal year ended April 30, 1995 and the number of shares underlying, and the value of, unexercised options outstanding at April 30, 1995:

                                 EXERCISES DURING THE           NUMBER OF SHARES
                                     FISCAL YEAR                   UNDERLYING             VALUE OF UNEXERCISED
                             ----------------------------     UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS (2)
                                NUMBER OF        VALUE     --------------------------  --------------------------
NAME                         SHARES ACQUIRED  REALIZED (1) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------------  ---------------  -----------  -----------  -------------  -----------  -------------
Steven S. Elbaum...........        33,333      $  74,999      385,000        15,000    $   489,250       --
James R. Kanely............        --             --           73,035        75,000         42,991       --
Bragi F. Schut.............        --             --          147,500         7,500        147,250       --
David S. Aldridge..........        --             --           42,060        37,500         26,456       --
Alan J. Nickerson (3)......        --             --          206,800         5,000        206,800       --

------------------------
(1) Based on a closing price of $5.25 on December 5, 1994, the date of exercise, on the American Stock Exchange.

(2) Based on a closing price of $4.875 on April 28, 1995 on the American Stock Exchange.

(3) Alan J. Nickerson served as a Senior Vice President until June 1995.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company or otherwise compensated by the Company are entitled to be paid an annual retainer fee of $20,000 per year, together with expenses of attendance, plus $1,000 for each meeting of a committee of the Board attended. Non-employee directors with at least five years of service also receive, upon reaching age 70 and termination of service to the Company, a retirement benefit of $10,000 per year for 15 years. At each director's election, directors' fees may be payable in shares of the Common Stock (based upon the fair market value of the Common Stock at the beginning of each fiscal year). Directors' fees may also be deferred, at the election of each director, pursuant to the Directors' Deferred Compensation Plan and (i) be paid in cash with interest at the prime rate or (ii) be paid in stock based on stock units accumulated under the plan. At April 30, 1995, the Company had aggregate accrued directors' fees of $55,000, which will be satisfied in shares of Common Stock.

EMPLOYMENT AGREEMENTS

    The Company has employment agreements with each of its executive officers. Pursuant to the agreements, Mr. Elbaum serves as Chairman and Chief Executive Officer at an annual salary of $275,000, Mr. Kanely serves as President and Chief Operating Officer at an annual salary of $250,000, Mr. Schut serves as Executive Vice President at an annual salary of $172,000, Mr. Aldridge serves as

Chief Financial Officer at an annual salary of $150,000 and Mr. Nickerson served until June 1995 as Senior Vice President at an annual salary of $150,000. The agreements also provide for an annual bonus based upon the Company's achieving certain performance objectives (which bonus will in no event be less than $125,000 per year for the first two contract years with respect to Mr. Kanely), the one-time grant of stock options and restricted stock as described above, the agreement by the Company to pay Messrs. Kanely and Schut the 15 year annuity described in footnote (4) to the Summary Compensation Table, the indemnification from any income taxes arising from the vesting of the restricted stock and certain other benefits, including medical, dental and other insurance benefits. The agreements with Messrs. Elbaum, Kanely and Schut also provide that they will serve on the Board of Directors of the Company.

    Each employment agreement is for a term ending upon the occurrence of any of the following events: (i) notification by the executive or the Company to the other that it desires to terminate the employment agreement, (ii) the death or disability of the executive, (iii) termination by the Company for "cause" and
(iv) termination by the executive for "good reason." "Good reason" includes a change of control of the Company (defined to mean the acquisition by a person or entity of 20% of the Company's voting stock) followed by a change of the executive's responsibilities or a termination by the Company of the executive's employment. Generally, in the event an executive terminates his employment for "good reason," he is entitled to receive a severance payment equal to one and a half to three times his annual salary and bonus for the prior year. In the event of termination of employment under other circumstances, each executive is entitled to varying benefits described in the employment agreements.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

    The Compensation Committee is made up of independent outside directors who are neither officers nor employees of the Company or its subsidiaries. The principal functions of the Compensation Committee are to administer the Company's 1987 Long-Term Equity Incentive Plan and 1984 Restricted Stock Plan and, on behalf of the Board of Directors, to review current and proposed employment arrangements with existing and prospective senior management employees and to review and determine matters pertaining to base and incentive compensation for the Chief Executive Officer and other senior management employees. In the exercise of its functions, the Compensation Committee is advised periodically by Hewitt Associates, a nationally recognized, independent compensation and benefits consulting firm.

EXECUTIVE COMPENSATION POLICY

    The executive compensation policy is designed to attract and retain highly qualified executive officers, to recognize superior performance and to create a strong link between Company performance and executive compensation. Total compensation is intended to be competitive with that paid to highly-qualified executives of companies with a strong entrepreneurially oriented business philosophy and practice more likely to be found in the venture capital and investment banking industry than in traditional manufacturing companies.

    There are three components of executive compensation: (i) base salary and employee benefits applicable to all employees; (ii) annual cash incentive awards; and (iii) long-term incentive awards. Annual incentive awards are intended to link executive pay with performance in areas key to the Company's short-term operating objectives and successes. Long-term incentive awards are intended to reward the creation of stockholder value and consist of stock options under the 1987 Long-Term Equity Incentive Program and restricted stock grants under the 1984 Restricted Stock Plan. It is the intent of the executive compensation policy to foster the success of the Company's business strategy and ultimately to drive the creation of stockholder value.

1995 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVE OFFICERS

    During the 1995 fiscal year, the executive officers of the Company, including the Chief Executive Officer, received a base salary in accordance with their existing employment agreements. In determining the compensation under these existing agreements, the Compensation Committee had considered (i) data from outside studies and proxy materials regarding compensation of executive officers at comparable companies, (ii) the input of other directors regarding individual performance of each executive officer and (iii) advice from Hewitt Associates.

    In determining the cash bonus paid after the completion of the 1995 fiscal year to each executive officer, including the Chief Executive Officer, the Compensation Committee considered the input of other directors regarding individual performance of each executive officer and the qualitative and quantitative measures of Company performance, including (i) the increase in annualized revenues and improvement in cash flow, (ii) the acquisition of Adience, Inc. ("Adience") (iii) the acquisition of the US and Canadian copper wire and cable business of Alcatel NA Cable Systems, Inc. and Alcatel Canada Wire, Inc., (iv) the strengthening of the Company's balance sheet and liquidity,
(v) the decline in the market price per share of the Common Stock and (vi) the restructuring of the Company resulting from the merger of the Company's information display group subsidiaries with a subsidiary of Adience and the subsequent distribution of 70% of the common stock of the surviving entity (PolyVision Corporation) to stockholders of the Company. The Compensation Committee's consideration of such factors was subjective and informal.

    The foregoing report is submitted by members of the Compensation Committee.

                                          Randolph Harrison, CHAIRMAN
                                          Ernest C. Janson, Jr.
                                          John C. Jansing

PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total stockholder return on the Common Stock for each of the Company's last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of (i) the American Stock Exchange market value index and (ii) a peer group with market capitalization similar to that of the Company. The Company compares its stockholder return on the Common Stock with that of issuers with similar market capitalizations, because it cannot reasonably identify a peer group engaged in the same lines of business as the Company. The returns of each of the peer issuers are weighted on a market capitalization basis at the time of each registered data point.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN* OF
         THE ALPINE GROUP, INC., AMEX MARKET VALUE INDEX AND PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             THE ALPINE GROUP, INC.         AMEX MARKET VALUE INDEX        PEER GROUP
4/90                              $100                             $100             $100
4/91                               167                              105              101
4/92                               305                              114              109
4/93                               443                              123              111
4/94                               238                              127              128
4/95                               186                              139              103

                                                                                       CUMULATIVE TOTAL RETURN
                                                                        -----------------------------------------------------
                                                                          4/90       4/91       4/92       4/93       4/94
                                                                        ---------  ---------  ---------  ---------  ---------
THE ALPINE GROUP, INC.................................................  $     100  $     167  $     305  $     443  $     238
AMEX MARKET VALUE INDEX...............................................        100        105        114        123        127
PEER GROUP............................................................        100        101        109        111        128


                                                                          4/95
                                                                        ---------
THE ALPINE GROUP, INC.................................................  $     186
AMEX MARKET VALUE INDEX...............................................        139
PEER GROUP............................................................        103

------------------------
*$100  INVESTED  ON  4/30/90 IN  STOCK  OR  INDEX --  INCLUDING  REINVESTMENT OF
 DIVIDENDS. FISCAL YEAR ENDING APRIL 30.

CERTAIN TRANSACTIONS

    Effective as of April 21, 1994, Adience, which became a subsidiary of the Company in December 1994, entered into an advisory agreement (the "Advisory Agreement") with Steib & Company ("Steib"), a New York general partnership in which Steven S. Elbaum and Bragi F. Schut, officers and directors of the Company, are general partners and hold a majority interest. Pursuant to the Advisory Agreement, Steib provided business, financial and strategic advice and planning, and, where necessary, personnel to implement the same, in connection with, among other things, mergers and acquisitions, dispositions, financings and refinancings. Adience agreed to pay Steib a fixed monthly fee of

$20,000 in consideration of such services. The nature and type of services performed by Steib under the Advisory Agreement were subject to the approval and supervision of the Board of Directors, the Chairman of the Board and the President of Adience. Adience paid Steib $247,000 pursuant to the terms of the Advisory Agreement. In addition to the fixed monthly fee, Adience granted to Steib stock options to purchase an aggregate of 1,275,000 shares of common stock of Adience at an exercise price of $1.25 per share, which options were to vest and required exercise annually in equal amounts over a three-year period beginning on April 21, 1995.

    In March 1994, Steib purchased 5.8% of the outstanding shares of common stock of Adience at a price 20% higher than that paid by the Company for its purchase of 4.9% of the outstanding shares of common stock of Adience in December 1993. In January 1995, following the completion of the Company's purchase of a further 82.3% of the outstanding shares of common stock of Adience, including the shares of common stock of Adience owned by Steib, the Company reimbursed Steib in the amount of $923,000 for costs incurred by Steib in connection with its investment in common stock of Adience. In connection with these transactions, Adience terminated the Advisory Agreement with Adience and surrendered the options to purchase common stock of Adience described above.

    As of April 30, 1995, Steven S. Elbaum, Chairman and Chief Executive Officer of the Company, owed the Company approximately $314,000, consisting primarily of the remaining balance of a $373,000 loan made by the Company to finance Mr. Elbaum's exercise of employee stock options. The indebtedness, which remained outstanding at April 30, 1995, bears interest at the prime rate plus one half percentage point (as to $300,000) and the prime rate (as to $14,000).

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Based solely on a review of the reports and representations furnished to the Company during the last fiscal year, the Company believes that each of the persons required to file reports under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") is in compliance with all applicable filing requirements, except that Steven S. Elbaum, Bragi F. Schut and Randolph Harrison each failed to file on a timely basis one required report with respect to one transaction during the 1995 fiscal year.

       PROPOSAL II: AMENDMENT TO THE COMPANY'S 1984 RESTRICTED STOCK PLAN

    The Company's Board of Directors has determined that additional shares of Common Stock should be made available for the purpose of making grants of restricted stock to certain executive officers of the Company in satisfaction of the Company's obligations under their respective employment agreements and to other existing and future employees and officers of the Company as an incentive to promote and further the Company's business. Accordingly, the Board has unanimously approved, subject to stockholder approval, an amendment to the Company's 1984 Restricted Stock Plan (the "Plan"), to increase the maximum number of shares of Common Stock available for grant thereunder from 350,000 shares to 600,000 shares. Section 10 of the Plan requires that stockholders of the Company approve any amendment to the Plan that increases the maximum number of shares of Common Stock available for grant under the Plan. If the amendment to the Plan is not approved by the stockholders of the Company, the grant of shares under the Plan to the Company's executive officers and certain other employees pursuant to their respective employment agreements will be cancelled and the Company will reevaluate how it will meet its obligations under those agreements and how it will provide incentives to existing and future employees and officers of the Company.

SUMMARY OF THE PLAN

    The following is a brief summary of the Plan as proposed to be amended.

    PURPOSE. The purpose of the Plan is to aid the Company and its subsidiaries in attracting, rewarding and retaining well qualified personnel and to align further the interests of employees and officers with the interests of the Company's stockholders.

    ELIGIBLE EMPLOYEES. The eligible participants in the Plan are the officers and other employees of the Company and its subsidiaries, as determined and designated from time to time by the Company's Compensation Committee in its sole discretion.

    AWARDS UNDER THE PLAN. The Plan provides for the grant of Common Stock with such restrictions as may be determined by the Company.

    ADMINISTRATION.   The Plan is administered  by the Compensation Committee of the Board of Directors of the Company.

    To the extent not otherwise inconsistent with the Plan, the Compensation Committee has the authority and discretion to (a) determine the employees to be granted restricted stock, (b) determine the number of shares granted to each employee, (c) determine the period during which the restricted stock may not be transferred, (d) establish other terms and conditions relating to the grant and
(e) amend the Plan to the extent necessary for efficient administration or to conform it to legal provisions.

    MAXIMUM SHARES TO BE AWARDED. The number of shares of the Common Stock which may be awarded under the Plan may not exceed 600,000 in the aggregate (subject to antidilution adjustments). To the extent permitted under Rule 16b-3, any stock granted under the Plan that is returned to the Plan may thereafter be available for further grants.

    RESTRICTED PERIOD. Shares of restricted stock may not be transferred during the period commencing with the grant date and ending on such date as the Compensation Committee shall determine, or if earlier, the participant's normal retirement date. The Compensation Committee has the right to reduce the restricted period.

    FORFEITURE.    The  Compensation  Committee  has  the  right  to   determine
forfeiture provisions.

    FEDERAL INCOME TAX CONSEQUENCES. Generally, at the time the substantial risk of forfeiture terminates with respect to the Common Stock granted under the Plan, the then fair market value of the Common Stock will constitute ordinary income to the participant. However, pursuant to an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, an individual may include the value of the Common Stock in his or her gross income in the year of the grant. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the participant.

    AMENDMENT. The Board of Directors of the Company may at any time amend the Plan, provided that no such amendment shall be made without the approval of the stockholders of the Company to the extent approval is required by applicable laws, rules or regulations.

GRANT INFORMATION

    At April 30, 1995, there were 350,000 shares of Common Stock granted pursuant to the Plan. In addition, the Company will, subject to approval of the amendment to the Plan by the stockholders, ratify the fiscal 1994 grant in the aggregate of 55,662 shares of restricted stock to certain employees of the Company, including its Chief Executive Officer, pursuant to their respective employment agreements with the Company and pursuant to the terms of the Plan. No stock options were granted to the Company's executive officers during the fiscal year ended April 30, 1995.

VOTING

    For purposes of Rule 16b-3 under the Exchange Act, the amendment must be approved by the affirmative vote of the holders of a majority in voting power of the shares of the Common Stock, the 9% Preferred Stock and the 8% Preferred Stock present, or represented, and entitled to vote at the meeting, voting together as a single class.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT HOLDERS OF THE COMMON STOCK, THE 9% PREFERRED STOCK AND THE 8% PREFERRED STOCK VOTE FOR THE AMENDMENT TO THE 1984 RESTRICTED STOCK PLAN.

   PROPOSAL III: ADOPTION OF THE COMPANY'S 1994 EMPLOYEE STOCK PURCHASE PLAN

    The Company's Board of Directors has determined that it is desirable to encourage employees of the Company to acquire an equity interest in the Company's success by making shares of the Common Stock available for purchase by all employees on favorable terms. Accordingly, the Board has unanimously approved, subject to stockholder approval, the adoption of the Company's 1994 Employee Stock Purchase Plan (the "ESPP") providing for the grant to employees of the Company of options to purchase up to 500,000 shares of the Common Stock. The text of the ESPP is set forth at Appendix A hereto.

SUMMARY OF THE ESPP

    The following is a brief summary of the ESPP.

    PURPOSE. The purpose of the ESPP is to aid the Company and its subsidiaries in attracting, compensating and retaining well qualified employees by providing them with an equity interest in the Company's success.

    ELIGIBLE EMPLOYEES. Substantially all employees of the Company, including executive officers, are eligible to participate in the ESPP unless they have beneficial interests in more than 5% of the Common Stock. At October 10, 1995 there were approximately 2,400 employees of the Company eligible to participate in the ESPP.

    OPTIONS UNDER THE ESPP. The ESPP provides for the grant on a quarterly basis of options to purchase the Common Stock with up to 25% of each employee's pay during such quarter, but in no event may the fair market value of the option shares subject to the grant on the first day of the quarter exceed $6,250. Participants must make an irrevocable election to exercise options before the start of each calendar quarter and all options expire at the end of each calendar quarter.

    ADMINISTRATION. The ESPP is administered by the Compensation Committee of the Board of Directors of the Company.

    To the extent not otherwise inconsistent with the ESPP, the Compensation Committee has the authority and discretion to amend the terms of future grants under the ESPP and to terminate further grants under the ESPP.

    HOLDING  PERIOD.   Delivery  of the  shares acquired  upon exercise  of each
option may be delayed by a period of up to 60 days from the date of exercise, as determined by the Compensation Committee.

    MAXIMUM SHARES TO BE AWARDED. The number of shares of the Common Stock with respect to which options may be granted under the ESPP may not exceed 500,000 in the aggregate (subject to antidilution adjustments). To the extent permitted under Rule 16b-3, any stock granted under the ESPP that is returned to the ESPP may thereafter be available for further grants.

    EXERCISE PRICE OF OPTIONS. The price at which employees may exercise options will be the lesser of (i) 85% of the fair market value of the Common Stock on the date prior to the first day of each quarter or (ii) 85% of the fair market value of the Common Stock on the last day of that quarter.

    RESTRICTIONS ON TRANSFER. Options under the ESPP may not be transferred by an employee other than by will or by the laws of descent and distribution and may be exercised during the employee's lifetime only by the employee.

    FEDERAL INCOME TAX CONSEQUENCES. The ESPP is intended to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended. As such, neither the grant of options under the ESPP nor the exercise of the options by employees will have any federal income tax consequences to either the Company or the employee.

    AMENDMENT. The Board of Directors of the Company may at any time amend the ESPP, provided that no such amendment shall be made without the approval of the stockholders of the Company to the extent approval is required by applicable laws, rules or regulations.

VOTING

    For purposes of Rule 16b-3 under the Exchange Act, the ESPP must be approved by the affirmative vote of the holders of a majority in voting power of the shares of the Common Stock, the 9% Preferred Stock and the 8% Preferred Stock present, or represented, and entitled to vote at the meeting, voting together as a single class.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT HOLDERS OF THE COMMON STOCK, THE 9% PREFERRED STOCK AND THE 8% PREFERRED STOCK VOTE FOR THE ADOPTION OF THE 1994 EMPLOYEE STOCK PURCHASE PLAN.

        PROPOSAL IV: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Arthur Andersen LLP, independent certified public accountants, to audit the books and records of the Company for the current fiscal year. The affirmative vote of the holders of a majority in voting power of the shares of the Common Stock, the 9% Preferred Stock and the 8% Preferred Stock present, or represented, and entitled to vote at the meeting, voting as a single class, will be required to ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY RATIFY SUCH APPOINTMENT.

    Representatives of Arthur Andersen LLP are expected to be available at the meeting of stockholders to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

                           PROPOSAL V: OTHER MATTERS

    The Company's Board of Directors does not know of any other matters which may be brought before the meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                 MISCELLANEOUS

    It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to mark, sign and date the accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company by April 30, 1996 in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

                                          By Order of the Board of Directors,
                                          Bragi F. Schut
                                          SECRETARY

New York, New York
October 13, 1995

                                                                      APPENDIX A

                             THE ALPINE GROUP, INC.
                       1994 EMPLOYEE STOCK PURCHASE PLAN

                                 500,000 SHARES

1.  PURPOSE
    The purpose of the Employee Stock Purchase Plan (the "Plan") of The Alpine Group, Inc. and its subsidiaries (the "Company") is to attract, compensate and retain well qualified employees by providing them with an equity interest in the Company's success.

2.  STOCK SUBJECT TO THE PLAN
    The Company may issue and sell a total of 500,000 shares of its common stock, par value $.10 per share (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized but unissued shares or treasury shares and may include shares that have been subject to unexercised options under the Plan, whether such options have terminated or expired by their terms, by cancellation or otherwise.

3.  ADMINISTRATION
    The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company consisting of two or more directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee shall have the power and authority as may be necessary to carry out the provisions of the Plan, including the interpretation and construction of the Plan and the option grants made under the Plan, the adoption of such rules and regulations as it may deem advisable, the amendment with respect to the terms of future option grants under the Plan and the termination of further option grants under the Plan.

4.  ELIGIBILITY
    Options under the Plan shall be granted only to employees of the Company. All full-time employees of the Company are eligible to receive option grants and all employees granted options under the Plan shall have the same rights and privileges. Notwithstanding the foregoing, (i) no employee shall be granted an option if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, within the meaning of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) no employee shall be granted an option which permits his rights to purchase stock under the Plan to accrue at a rate which exceeds $6,250 of the fair market value of such stock (determined at the time such option is granted) for each calendar quarter in which such option is outstanding at any time. As used herein, full-time employees shall not be deemed to include (i) employees whose customary employment is 20 hours or less per week or (ii) employees whose customary employment is for not more than 5 months in any calendar year.

5.  ENROLLMENT
    Each eligible employee of the Company desiring to exercise an option granted under the Plan for any Option Period (as such term is defined below) shall before the first day of such Option Period submit to the Company an enrollment form specifying the percentage, in whole percentage amounts from 1% to the maximum percentage determined by the Committee, of his or her pay to be deducted and withheld for payment of the shares to be purchased upon exercise of such option. The Company shall deduct and withhold from each employee's pay the amount determined in accordance with such enrollment form and the limitations of eligibility and shall be under no obligation to segregate such amounts from the Company's other working capital.

6.  OPTION GRANTS
    With respect to each calendar quarter (each "Option Period") and until such time as the Committee may in its sole discretion amend the terms of the option grants or terminate further option grants under the Plan, all eligible employees of the Company shall, on the first day of such Option Period (the "Date of Grant"), be granted an option to purchase the Common Stock, each such option to be subject and pursuant to the following terms and conditions:

        (a)   OPTION TERM.   The term of  each option shall be  from the Date of
    Grant to the last day of such Option Period (the "Date of Expiration").

        (b) OPTION PRICE. The purchase price per share for each option (the "Option Price") shall be the lesser of (i) 85% of the fair market value of the Common Stock on the date prior to the Date of Grant or (ii) 85% of the fair market value of the Common Stock on the Date of Expiration. As used herein, the fair market value of the Common Stock on any date shall be (i) the most recent closing price thereof on the American Stock Exchange or the New York Stock Exchange, whichever exchange on which the Common Stock is then admitted to trading, or otherwise on the NASDAQ National Market System if then quoted thereon and (ii), if no such closing price is available, the value as determined in good faith by the Board of Directors of the Company.

        (c) NUMBER OF OPTION SHARES. The number of shares subject to each option shall, within the limitations of eligibility, be the whole number equal to (i) up to 25% of each employee's total compensation during such Option Period, as such percentage shall be determined by the Committee prior to the Date of Grant, divided by (ii) the Option Price.

        (d) EXERCISE. Each option shall be exercised on the Expiration Date and each employee enrolling in the Plan with respect to each Option Period shall be deemed to have made an irrevocable election to exercise such option to the extent of, and only to the extent of, the whole number of shares that can be purchased with the amount such employee has had deducted and withheld from his or her pay for such Option Period. Any amount not applied to such exercise shall be applied to the subsequent Option Period or returned to the employee.

        (e) DELIVERY OF THE SHARES. Delivery of the shares purchased upon exercise of each option shall be made by the Company 60 days after the Date of Expiration, or such shorter period of time as the Committee may determine, provided, however, that the Company may retain stock certificates issued to each employee until such time as the employee requests delivery of such certificates. Notwithstanding the foregoing, delivery of shares purchased upon exercise of an option by an employee who is subject to
    Section 16 of the Exchange Act shall, unless such employee has made an irrevocable election to exercise the option no later than the date six months prior to the Date of Expiration, be made no earlier than the date six months after the Date of Grant.

        (f) TERMINATION OF EMPLOYMENT. In the event an employee's employment with the Company terminates for any reason other than the employee's death, any option held by such employee shall forthwith terminate and the amount deducted and withheld from his or her pay shall be forthwith returned to the employee. In the event of an employee's death, the employee's option shall be exercised in accordance with the terms of the Plan.

7.  RIGHTS AS A STOCKHOLDER
    Until such time as each option has been exercised and the shares acquired thereby have been issued to the employee pursuant to such exercise, the employee shall have no rights as a stockholder with respect to the shares of the Common Stock subject to the option.

8.  NONTRANSFERABILITY OF THE OPTION
    Any option granted under the Plan may not be assigned or transferred except by will or by the laws of descent and distribution and is exercisable during the life of the employee only by the employee.

9.  COMPLIANCE WITH SECURITIES LAWS
    If the shares to be issued upon exercise of any option granted under the Plan have not been registered under the Securities Act of 1933 and any applicable state securities laws, the Company's obligation to issue such shares shall be conditioned upon receipt of a representation in writing that the employee is acquiring such shares for his or her own account and not with a view to the distribution thereof and the certificate representing such shares shall bear a legend in such form as the Company's counsel deems necessary or desirable. In no event shall the Company be obligated to issue any shares pursuant to the exercise of an option if, in the opinion of the Company's counsel, such issuance would result in a violation of any federal or state securities laws.

10. STOCK ADJUSTMENTS

    (a) In the event of a stock dividend, stock split, recapitalization, merger in which the Company is the surviving corporation or other capital adjustment affecting the outstanding shares of the Common Stock, an appropriate adjustment shall be made, as determined by the Board of Directors of the Company, to the number of shares subject to the Plan and the exercise price per share with respect to any option granted under the Plan.

    (b) In the event of the complete liquidation of the Company or of a reorganization, consolidation or merger in which the Company is not the surviving corporation, any option granted under the Plan shall continue in full force and effect unless either (i) the Board of Directors of the Company modifies such option so that it is fully exercisable with respect to all of the shares subject thereto prior to the effective date of such transaction or (ii) the surviving corporation issues or assumes a stock option contemplated by
Section 424(a) of the Code.

11. EFFECTIVENESS OF THE PLAN
    The Plan has been adopted by resolution of the Board of Directors of the Company and shall become effective upon the approval by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

12. AMENDMENT OF THE PLAN
    The Committee or the Board of Directors of the Company may at any time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that (i) the provisions of the Plan governing the terms of each option grant shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder and (ii) any amendment that would be deemed material for purposes of Rule 16b-3 under the Exchange Act shall become effective only upon approval of security holders as required thereby.

                             THE ALPINE GROUP, INC.
                                 1790 BROADWAY
                         NEW YORK, NEW YORK 10019-1412

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Steven S. Elbaum and Bragi F. Schut, and each of them, as Proxies each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of Capital Stock of The Alpine Group, Inc. held of record by the undersigned on October 10, 1995 at the Annual Meeting of Stockholders to be held on November 16, 1995 or any adjournments or postponements thereof.

1.         ELECTION OF SIX DIRECTORS
           Nominees: Kenneth G. Byers, Jr., Steven S. Elbaum, Randolph  Harrison, Ernest C. Janson, Jr., James R. Kanely, Bragi  F.
           Schut
           STOCKHOLDERS MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY DRAWING A LINE THROUGH OR OTHERWISE STRIKING OUT THE NAME
           OF  SUCH NOMINEE. ANY PROXY EXECUTED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE
           SHALL BE DEEMED TO GRANT SUCH AUTHORITY.
           / / GRANT authority to vote for the the six nominees as a    / / WITHHOLD authority to vote for six nominees as a group group
2.         Approval and adoption of an amendment to the Company's 1984 Restricted Stock Plan increasing the maximum number of shares of the Company's Common Stock available thereunder for issuance from 350,000 to 600,000 shares
                                       / /  FOR                     / /  AGAINST                     / /  ABSTAIN
3.         Approval and adoption of the Company's 1994 Employee Stock Purchase Plan providing for the issuance of up to 500,000 shares of the Company's Common Stock
                                       / /  FOR                     / /  AGAINST                     / /  ABSTAIN

4.         Ratification of the appointment of Arthur Andersen LLP as the independent certified public accountants of the Company
                                       / /  FOR                     / /  AGAINST                     / /  ABSTAIN
5.         Authority to vote in their discretion on such other business as may properly come before the meeting
                                       / /  FOR                     / /  AGAINST                     / /  ABSTAIN

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the proposals named above.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.
                                              Dated ______________________, 1995
                                              __________________________________
                                                        (Signature)
                                            ____________________________________
                                                (Signature if held jointly)
                                              Please  sign   exactly   as   name
                                              appears  hereon.  When  shares are
                                              held by joint tenants, both should
                                              sign. When  signing  as  attorney,
                                              executor,  administrator,  trustee
                                              or  guardian,  please  give   full
                                              title  as such.  If a corporation,
                                              please sign in full corporate name
                                              by president  or other  authorized
                                              officer.  If a partnership, please
                                              sign  in   partnership   name   by
                                              authorized person.